As filed with the Securities and Exchange Commission on June 5, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Planet Labs PBC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-4299396 (I.R.S. Employer Identification Number)

645 Harrison Street, Floor 4
San Francisco, California 94107
(415) 829-3313
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas Murphy
General Counsel
645 Harrison Street, Floor 4
San Francisco, California 94107
(415) 829-3313
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Katharine Martin
Erik Franks
Lauren Lichtblau
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Planet Labs PBC

Class A Common Stock
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus before you invest.
The securities may be sold directly to you, through agents, through underwriters and dealers or through a combination of these methods. If any agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement. See the sections titled “About this Prospectus” and “Plan of Distribution” in this prospectus for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our Class A common stock is listed on the New York Stock Exchange under the symbol “PL.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. Please carefully read the information under the heading “Risk Factors” beginning on page 3 of this prospectus, any similar section contained in the applicable prospectus supplement and the heading “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 5, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus, any applicable prospectus supplement and any related free writing prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement and any related free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus, any applicable prospectus supplement and any related free writing prospectus outside the United States. This prospectus, any applicable prospectus supplement and any related free writing prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus, any applicable prospectus supplement and any related free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus and any applicable prospectus supplement, including the information incorporated by reference into this prospectus and any applicable prospectus supplement, include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under sections titled “Where You Can Find Additional Information” and “Incorporation by Reference.”
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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Planet Labs PBC,” “we,” “our” and “us” refer, collectively, to Planet Labs PBC, a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
Our mission is to use space to help life on Earth, by imaging the world every day and making global change visible, accessible, and actionable. Our products include imagery, insights, and machine learning that empower companies, governments, and communities around the world to make timely decisions about our evolving world. In addition, our satellite services arrangements provide a broad spectrum of advanced offerings to large scale government and enterprise customers, including designing and manufacturing customer-owned satellites. We also provide critical related services in these satellite services arrangements such as reliable mission systems engineering, launch procurement, ground station infrastructure, satellite operations, and maintenance. Separately, we provide dedicated image tasking capacity on Company owned or customer owned satellites.
As a public benefit corporation, our purpose is to accelerate humanity toward a more sustainable, secure, and prosperous world, by illuminating the most important forms of environmental and social change.
We deliver a differentiated data set: a new image of the entire Earth’s landmass, constantly refreshed. To collect this powerful data set, we design, build and operate over one hundred satellites. Our daily stream of proprietary data and machine learning analytics, delivered through our cloud-native platform, helps companies, governments and civil society use satellite imagery to discover insights as change happens.
To help further our mission, we have developed advanced satellite technology that increases the cost performance of each satellite. This has enabled us to launch large fleets of satellites at lower cost and in turn record over 3,000 images on average for every point on Earth’s landmass, a non-replicable historical archive that can power analytics, machine learning, and insights. We have advanced data processing capabilities that enable us to produce “AI-ready” data sets and have partnered with third parties to offer AI-enabled data solutions. As these data sets continue to grow and we continue to develop these partnerships, we believe the value of our data and analytics solutions to our customers will further increase. Our innovation in agile aerospace has also enabled us to improve the cost-performance of satellite manufacturing, ground stations, and mission operations.
We currently serve customers across civil government, commercial and defense and intelligence verticals, including agriculture, mapping, energy, forestry, finance and insurance, as well as federal, civil, state, and local governments. Our customers in government and commercial markets leverage our product capabilities to monitor and manage global change over broad areas to take action.
Our proprietary data set and analytics are delivered pursuant to subscription and usage-based data licensing agreements and are accessed by our customers through our online platform and subscription application programming interfaces. We believe our efficient cost structure, one-to-many business model and differentiated data set have enabled the growth of our business.
Complementing our foundational data offerings, our strategy is evolving towards delivering more integrated downstream solutions. This shift is designed to capture a broader base of customers and strengthen our market leadership by providing more direct and actionable solutions. In addition, our innovative satellite services model, as demonstrated with recent customer agreements, represents a new approach to how we fund and monetize our next-generation satellite fleets. This model is expected to further align our offerings with market demand and enhance our ability to capture value as we scale our business operations.
Corporate Information
We were incorporated under the laws of the state of Delaware on December 15, 2020, under the name dMY Technology Group, Inc. IV, a blank check company (“dMY IV”). On December 7, 2021, we consummated a business combination transaction with Planet Labs Inc. (“Former Planet”), as a result of which Former Planet merged with and into dMY IV, and we changed our name to Planet Labs PBC and became a Delaware public benefit corporation.
Our principal executive offices are located at 645 Harrison Street, Floor 4, San Francisco, California, 94107, and our telephone number is (415) 829-3313. Our website address is www.planet.com. Information contained on, or accessible through, our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference. Our Class A common stock is listed on the New York Stock Exchange under the symbol “PL”.
The Securities That May Be Offered
We may offer or sell Class A common stock in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Class A Common Stock
We may offer shares of our Class A common stock, par value $0.0001 per share. Holders of our Class A common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A common stock is entitled to one vote per share. The holders of Class A common stock have no preemptive rights.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors” and any related free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance is not a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements relating to the expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believe,” “predict,” “potential,” “strategy,” “opportunity,” “aim,” “continue,” and similar expressions or the negative thereof, or discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals, are intended to identify such forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement or in any free writing prospectus, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
General
Registered Securities
As of January 31, 2026, Planet Labs PBC (the “Company,” “we,” “our” or “us”) registered the following securities pursuant to Section 12 of the Exchange Act:
•	Class A common stock, $0.0001 par value per share; and
•	Warrants to purchase Class A common stock, at an exercise price of $11.50 per share.
On April 27, 2026, we redeemed all outstanding warrants to purchase Class A common stock, and in connection with such redemption, the warrants ceased trading on the New York Stock Exchange and were delisted with the suspension of trading effective before market open on April 27, 2026.
The following summary of the material terms of the Class A common stock does not purport to be a complete summary of the rights and preferences of such securities and is subject to and qualified by reference to the full text of our Certificate of Incorporation and our bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We urge you to read the applicable provisions of Delaware law, our Certificate of Incorporation and our bylaws in their entirety for a complete description of the rights and preferences of our securities.
Authorized Capital Stock
Our Certificate of Incorporation authorizes the issuance of 631,500,000 shares, of which 570,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 30,000,000 shares are shares of Class B common stock, par value $0.0001 per share, 30,000,000 shares are shares of Class C common stock, par value $0.0001 per share, and 1,500,000 shares are shares of preferred stock, par value $0.0001 per share.
Transfer Agent, Warrant Agent and Registrar
The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.
Listing of Registered Securities
Our Class A common stock is listed on the New York Stock Exchange under the symbol “PL”.
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share of Class A common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of our common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of Class A common stock will share ratably (based on the number of shares of common stock outstanding) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of our company, each holder of Class A common stock, together with the holders of Class B common stock and Class C common stock, will be entitled, pro rata on a per share basis, to all of our assets of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of our preferred stock then outstanding.

Other Matters
Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights.
Class B Common Stock
Voting Rights
The shares of Class B common stock have the same economic terms as the shares of Class A common stock including with respect to dividends and in the event of our liquidation, dissolution or winding up, but the shares of Class B common stock have 20 votes per share.
Conversion to Class A Common Stock
Each share of Class B common stock will convert to our Class A common stock on a one-for-one basis at the option of the holder thereof at any time upon written election of such holder. Shares of Class B common stock will also convert to our Class A common stock on a one-for-one basis on the earlier of (a) the occurrence of a transfer (subject to certain exceptions) of such shares other than a transfer to a Qualified Stockholder; (b) the Sunset Date; and (c) the date of the death or mental incapacity of the Planet Founder who initially held such shares of Class B common stock. A “Qualified Stockholder” refers to (a) William Marshall and Robert Schingler, Jr. (each, a “Planet Founder”); (b) any other registered holder of a share of Class B common stock immediately following the filing of the Certificate of Incorporation that would be a transferee of shares of Class B common stock received in certain transfers permitted by the terms of the Certificate of Incorporation; (c) certain trusts, individual retirement accounts, entities or foundations of a Planet Founder as long as the Planet Founder retains voting and dispositive power over the relevant shares of Class B common stock; or (d) a permitted transferee of Class B common stock (in accordance with the terms of the Certificate of Incorporation). The “Sunset Date” refers to the earlier of (a) the 10-year anniversary of the closing of our business combination or (b) solely with respect to a Planet Founder, the date that is six months after such Planet Founder is no longer providing services to us as a director, executive officer, member of the senior leadership team or other full-time employee with an on-going substantial role with us (or, immediately at such time as such Planet Founder is no longer providing any services to us as a director, executive officer, member of the senior leadership team or other full time employee with an on-going substantial role with us as a result of a termination for cause).
Class C Common Stock
The shares of Class C common stock have substantially the same rights as Class A common stock including with respect to dividends and in the event of our liquidation, dissolution or winding up, except they do not have any voting rights.
Preferred Stock
Our board of directors is authorized to issue shares of preferred stock from time to time in one or more series, each such series to have such terms as stated or expressed in the resolution or resolutions providing for the creation and issuance of such series.
Anti-Takeover Provisions
Certain provisions of our Certificate of Incorporation, bylaws, and laws of the State of Delaware, where we are incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our Class A common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure our company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which apply so long as our Class A common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.
Multiple Classes of Common Stock
Our Certificate of Incorporation provides for a multi-class common stock structure which provides the Planet Founders with the ability to control the outcome of matters requiring stockholder approval, even though they own significantly less than a majority of the shares of outstanding common stock, including in the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.
Limitations on Stockholder Action by Written Consent
Until the last applicable Sunset Date, any actions required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of stockholders or may, except as otherwise required by law or our Certificate of Incorporation, be effected by written consent in lieu of a meeting. Our Certificate of Incorporation provides that, following the last applicable Sunset Date, subject to the terms of any series of preferred stock, any actions required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Amendment of our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation provides that, in addition to any vote required by applicable law, the following provisions in our Certificate of Incorporation may not be amended, altered, repealed or rescinded, in whole or in part, and no provision inconsistent therewith may be adopted, without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class: Article V (Stock), Article VI (Directors), Article VII (Stockholder Meetings), Article VIII (Director Liability), Article IX (Business Combinations), Article X (Indemnification), Article XI (Forum Selection), Article XII (Changes in Public Benefit), Article XIII (Corporate Opportunities), and Article XIV (Amendments).
If any shares of our Class B common stock are outstanding, we will not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of our Class B common stock, voting as a separate class, in addition to any other vote required by applicable law, our Certificate of Incorporation, or our bylaws, directly or indirectly, (1) amend, alter, repeal, or waive (or adopt any provision inconsistent with) Article V, Section A of our Certificate of Incorporation, (2) except as otherwise provided in our Certificate of Incorporation, authorize, or issue any shares of, any class or series of our capital stock entitling the holder thereof to more than one vote for each share thereof or entitling any class or series of securities to designate or elect directors as a class or series separate from the Class A common stock or Class B common stock, or (3) reclassify any outstanding shares of our Class A common stock or Class C common stock into shares having rights as to dividends or liquidation that are different from our Class B common stock, or, in the case of our Class A common stock, the right to have other than one vote for each share thereof and, in the case of our Class C common stock, the right to have any vote for any share thereof, except as required by law.
In addition to any other vote required by law or our Certificate of Incorporation, any amendment to our Certificate of Incorporation that (1) increases the voting power of our Class B common stock or gives our Class B common stock additional economic rights or benefits or (2) alters or changes Article V of our Certificate of Incorporation in a manner that favorably, in a disproportionate manner, affects the holders of Class B common stock or adversely affects the holders of Class A common stock will require, in each case, the affirmative vote of the holders of at least a majority of the total voting power of all then-outstanding shares of our Class A common stock entitled to vote thereon, voting as a separate class.
Our Certificate of Incorporation also provides that our board of directors shall have the power to adopt, amend, or repeal our bylaws. At any time after the last applicable Sunset Date, our stockholders are prohibited from adopting, amending, altering, or repealing our bylaws, or to adopt any provision inconsistent with our bylaws, unless such action is approved, in addition to any other vote required by our Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all the then-outstanding shares of our voting stock with the power to vote generally in an election of directors, voting together as a single class.

Business Combinations
We have elected in our Certificate of Incorporation not to be governed by Section 203 of the Delaware General Corporation Law (“DGCL”). Our Certificate of Incorporation provides that we will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
•	prior to such time our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

Generally, our Certificate of Incorporation provides that a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, our Certificate of Incorporation provides that an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of Article IX of our Certificate of Incorporation, “voting stock” has the meaning given to it in such Article. Our Certificate of Incorporation provides that, for purposes of the restrictions on business combinations set forth in Article IX of our Certificate of Incorporation, any Qualified Stockholder (including each Planet Founder) and certain transferees and affiliates of any Qualified Stockholder will not be deemed to be interested stockholders.
These provisions of our Certificate of Incorporation will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the heightened stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Since we have opted out of Section 203 of the DGCL, it will not apply to us.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the Certificate of Incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting.
Classified Board of Directors; Election and Removal of Directors
Our Certificate of Incorporation provides that our board of directors is to be divided into three classes, with each class serving three-year staggered terms, with one class being elected each year by our stockholders at our annual meeting. Until the last applicable Sunset Date, our board of directors or any of our directors may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock entitled to vote at an election of directors. Following the last applicable Sunset Date, our Certificate of Incorporation provides for the removal of any of our directors only for cause and requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock entitled to vote at an election of directors.
Exclusive Forum
Our Certificate of Incorporation provides that, to the fullest extent permitted by law, unless we otherwise consent in writing, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit, or proceeding brought on behalf of us, (2) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action, suit, or proceeding arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) any action, suit, or proceeding asserting a claim against us or any current or former director, officer, or stockholder governed by the internal affairs doctrine. Notwithstanding the foregoing, our Certificate of Incorporation provides that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our Certificate of Incorporation further provides that, unless we consent in writing, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Although we believe these provisions would benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, these provisions may have the effect of discouraging lawsuits against our directors and officers.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers of corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted by law.
Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in our Certificate of Incorporation and our bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Corporate Opportunities
Our Certificate of Incorporation provides for the renouncement by us of any interest or expectancy of us in, or right to being offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for (i) any of our directors who is not our employee, or any affiliate of such directors, or (ii) dMY Sponsor IV, LLC and its affiliates. Notwithstanding the foregoing, we do not renounce our interest in any corporate opportunity offered to any of our directors who is not our employee if such opportunity is expressly offered to such director solely in that director’s capacity as our director or, if applicable, officer.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Public Benefit Corporation Status
We are incorporated as a public benefit corporation. Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. They are also required to disclose to stockholders at least biennially a report that assesses their public benefit performance, and may elect in their certificate of incorporation or bylaws to measure that performance against an objective third-party standard.
We do not believe that an investment in the stock of a public benefit corporation differs materially from an investment in a corporation that is not designated as a public benefit corporation. We believe that ongoing efforts to achieve our public benefit goals will not materially affect the financial interests of our stockholders. Holders of our common stock have voting, dividend, and other economic rights that are the same as the rights of stockholders of a corporation that is not designated as a public benefit corporation.
Our public benefit, as provided in our Certificate of Incorporation, is to accelerate humanity toward a more sustainable, secure and prosperous world by illuminating environmental and social change.
We must have approval of two-thirds of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors in order to merge or consolidate with an entity if, as a result of such merger or consolidation, our capital stock would become, or be converted into or exchanged for the right to receive, shares or other equity interests in a corporation that is not a public benefit corporation or similar entity and the certificate of incorporation (or similar governing document) of which does not contain identical provisions to our Certificate of Incorporation in identifying the public benefit or public benefits.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price or prices that may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including through:
•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;
•	block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	if applicable, the names of any selling securityholders;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Planet Labs PBC as of January 31, 2026 and 2025, and for each of the years in the two-year period ended January 31, 2026, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2026 have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Planet Labs PBC for the year ended January 31, 2024, appearing in Planet Labs PBC’s Annual Report (Form 10-K) for the year ended January 31, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://investors.planet.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus, any applicable prospectus supplement or any related free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference to future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•	our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the SEC on March 23, 2026 and Amendment to Annual Report on Form 10-K/A filed with the SEC on June 5, 2026;
•
the information incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2026 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 27, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026, filed with the SEC on June 5, 2026;
•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March 27, 2026 and May 4, 2026; and
•
the description of our Class A common stock contained in the Registration Statement on Form 8-A12B relating thereto, filed with the SEC on March 3, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107
Attn: Investor Relations
(415) 829-3313

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$ †
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$*

†	The SEC registration fee is being deferred pursuant to Rules 456(b) and 457(r) of the Securities Act.
*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
Our certificate of incorporation contains provisions that limit the liability of our directors and certain of our officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.

Similarly, our officers who at the time of an act or omission as to which liability is asserted consented to or are deemed to have consented to certain service of process rules under Delaware law will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as officers, except for liability in connection with:
•	any breach of their duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any transaction from which they derived an improper personal benefit; or
•	any action by or in the right of the corporation.
Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
The underwriting agreement to be filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of us and our directors and officers for certain liabilities arising under the Securities Act, the Exchange Act, or otherwise.

Item 16.	Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation	8-K	001-40166	3.1	December 13, 2021
3.2	Amended and Restated Bylaws	10-K	001-40166	3.2	March 29, 2024
4.1	Specimen Class A Common Stock Certificate	S-4/A	333-258431	4.4	October 13, 2021
4.2	Amended and Restated Registration Rights Agreement, dated December 7, 2021	8-K	001-40166	10.2	December 13, 2021
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
107	Filing Fee Table					X

*	To be filed by amendment or as an exhibit to a Form 8-K and incorporated by reference herein.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 5, 2026.

PLANET LABS PBC

By:	/s/ William Marshall
William Marshall
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Marshall and Ashley Johnson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Marshall	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 5, 2026
William Marshall

/s/ Ashley Johnson	President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2026
Ashley Johnson

/s/ Robert Schingler, Jr.	Director	June 5, 2026
Robert Schingler, Jr.

/s/ Carl Bass	Director	June 5, 2026
Carl Bass

/s/ Ita Brennan	Director	June 5, 2026
Ita Brennan

/s/ Vijaya Gadde	Director	June 5, 2026
Vijaya Gadde

/s/ John W. Raymond	Director	June 5, 2026
John W. Raymond

/s/ Scott Reese	Director	June 5, 2026
Scott Reese

/s/ Kristen Robinson	Director	June 5, 2026
Kristen Robinson

/s/ Gary Smith	Director	June 5, 2026
Gary Smith